UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2018

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2018, Earl Sands, M.D. notified Selecta Biosciences, Inc. (the “Company”) of his intent to retire as the Company’s Chief Medical Officer and as an employee of the Company effective on January 1, 2019.

On June 14, 2018, in connection with his retirement, the Company entered into an amended and restated employment agreement (the “Restated Agreement”) with Dr. Sands. The Restated Agreement supersedes the Employment Agreement by and between the Company and Dr. Sands, dated as of June 6, 2016 (the “Original Agreement”).

Under the Restated Agreement, Dr. Sands will continue to receive an annual base salary of $340,000 and will continue to be eligible for an annual performance-based bonus with a target award amount equal to 35% of his base salary (the “Target Bonus”); provided, that, in the event Dr. Sands remains employed with the Company until at least January 1, 2019, he shall be entitled to receive an annual performance-based bonus equal to 100% of the Target Bonus for the Company’s fiscal year ending December 31, 2018 (the “Guaranteed 2018 Bonus”). In addition, if prior to January 1, 2019, Dr. Sands’ employment is terminated by the Company other than for “cause” (as defined in the Restated Agreement) or Dr. Sands resigns with “good reason” (as defined in the Restated Agreement), then, subject to Dr. Sands executing and not revoking a general release of claims against the Company, Dr. Sands is entitled to receive (i) base salary continuation for a period of 12 months, (ii) the Guaranteed 2018 Bonus, (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months, and (iv) 12 months’ accelerated vesting of Dr. Sands’ outstanding unvested options that vest solely based on the passage of time. If after December 31, 2018, Dr. Sands’ employment is terminated by the Company other than for “cause” or Dr. Sands resigns with or without “good reason”, then, subject to Dr. Sands executing and not revoking a general release of claims against the Company, Dr. Sands is entitled to receive (i) base salary continuation for a period of 12 months, (ii) a prorated portion of the annual bonus he would otherwise have earned for the year of termination, based on actual performance (or based on his target bonus if such termination occurs during the first quarter of the calendar year), and (iii) direct payment of or reimbursement for continued medical, dental or vision coverage pursuant to COBRA for up to 12 months. If Dr. Sands’ employment is terminated by the Company other than for “cause” or if Dr. Sands resigns with “good reason” in the 12 months following or the 60 days preceding a change in control, Dr. Sands would be entitled to receive, in addition to the foregoing payments and benefits, accelerated vesting of his outstanding unvested company equity awards that vest solely based on the passage of time. The terms of the Restated Agreement are otherwise the same in all material respects as the Original Agreement.

The foregoing description of the Restated Agreement is qualified in its entirety by reference to the full text of the Restated Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On June 15, 2018, Selecta Biosciences, Inc. (the “Company”) announced new data from its ongoing Phase 2 Company-sponsored trial of SEL-212 for the treatment of chronic severe gout, which is assessing single ascending dose safety, pharmacokinetic and pharmacodynamics of SEL-212 in patients with elevated uric acid levels. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company will present the presentation poster (the “Presentation Poster”) furnished as Exhibit 99.2 to this Current Report on Form 8-K, which contains new data from patients in its Phase 2 trial of SEL-212 receiving up to 0.15 mg/kg of SVP-Rapamycin in combination with 0.2 or 0.4 mg/kg of pegsiticase followed by two monthly doses of pegsiticase alone, at the European League Against Rheumatism (EULAR) 2018 Congress in Amsterdam, Netherlands on June 15, 2018.

In connection with the issuance of the press release, the Company is holding a public conference call and webcast on June 15, 2018, at 8:00 a.m. ET, during which the Company will provide the investor presentation attached as Exhibit 99.3 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.3.

The information in Item 7.01 of this Form 8-K, including Exhibits 99.1, 99.2 and 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On June 15, 2018, in connection with the presentation and/or distribution of the Presentation Poster, the Company announced new data from patients in its Phase 2 trial of SEL-212 receiving three monthly doses of SEL-212, consisting of up to 0.15 mg/kg of SVP-Rapamycin in combination with 0.2 or 0.4 mg/kg of pegsiticase, followed by two monthly doses of pegsiticase alone. Approximately 81% of evaluable patients had serum uric acid control below 6 mg/dl at week 12. In addition, 33% of the patient population represented by the data presented at EULAR, and only 27% of all current patients in the SEL-212 Phase 2 trial, experienced gout flares during the first month after treatment with continued reduction of gout flare rates over months two to five.

The Company plans to initiate its Phase 3 program for SEL-212 in 2018.

Forward-Looking Statements Disclaimer

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the initiation of our Phase 3 program and our expectations regarding Dr. Sands’ retirement. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including their uncertain outcomes; the unproven approach of our SVP technology; undesirable side effects of our product candidates; our reliance on third parties to manufacture our product candidates and to conduct our clinical trials; our inability to maintain our existing or future collaborations or licenses; our inability to protect our proprietary technology and intellectual property; potential delays in regulatory approvals; our dependence on our ability to retain key executives and to attract, retain and motivate qualified personnel; and availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on May 9, 2018, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated June 14, 2018, between Selecta Biosciences, Inc. and Earl Sands, M.D.
99.1	Press Release issued on June 15, 2018
99.2	European League Against Rheumatism (EULAR) 2018 Congress Presentation Poster
99.3	Corporate Presentation of Selecta Biosciences, Inc. dated June 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: June 15, 2018	By:	/s/ Werner Cautreels, Ph.D.
Werner Cautreels, Ph.D.
President and Chief Executive Officer